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                                                                    Exhibit 23.3



                    CONSENT OF KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
                                  AKTIENGESELLSCHAFT


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 1996, on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint-Venture as of November 30, 1995, 1994 and 1993 and for the periods beginning December 1, 1994, 1993 and 1992 and ended November 30, 1995, 1994 and 1993, which report is included in Ecolab Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the heading EXPERTS.


Dusseldorf, Germany
October 24, 1996




KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft





/s/ M. Konig                 /s/ S. Haas

M. Konig                     S. Haas
Wirtschaftsprufer            Wirtschaftsprufer